TIDAL ETF TRUST II N-1A/A

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Carbon Collective Climate Solutions U.S. Equity ETF (the “Fund”), a series of shares of Tidal ETF Trust II, and to the use of our report dated July 01, 2022 on the Fund’s financial statement as of July 01, 2022. Such financial statement appears in the Fund’s Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

July 11, 2022